Exhibit 4.5












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                                WARRANT AGREEMENT
                                -----------------

                           DATED AS OF MARCH 15, 2001

                                 BY AND BETWEEN

                           IMMTECH INTERNATIONAL, INC.

                                       AND

                               THE KRIEGSMAN GROUP

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                                                                  EXECUTION COPY



                                WARRANT AGREEMENT

            WARRANT AGREEMENT dated as of March 15, 2001, by and between IMMTECH INTERNATIONAL, INC., a Delaware corporation (the "Company"), and THE KRIEGSMAN GROUP, a sole proprietorship ("Kriegsman").

            WHEREAS, pursuant to that certain letter agreement dated March 15, 2001 (the "Engagement Agreement"), between the Company and Kriegsman, the Company retained Kriegsman to provide financial consulting, planning, structuring, business strategy and public relations and promotion services to the Company for an expected term of twelve (12) months.

            WHEREAS, pursuant to the Engagement Agreement, the Company proposes to issue to Kriegsman a warrant (the "Warrant") to purchase, in the aggregate, 250,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), subject to certain vesting and other provisions more specifically set forth herein.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

            SECTION 1. FORM OF WARRANT. (a) The text of the certificate evidencing the Warrant (the "Warrant Certificate"), together with the Form of Election to Exercise and the Form of Assignment attached there to as Attachments A and B, respectively, shall be substantially as set forth in Exhibit A attached hereto. Until 5:00 p.m., New York time, on March 15, 2006 (the "Expiration Date"), the Warrant shall entitle the registered holder thereof to purchase from time to time up to an aggregate of 250,000 shares of Common Stock, subject to adjustment as provided in this Warrant Agreement (the "Warrant Shares"), at a purchase price of $10.75 per share, subject to adjustment as provided in this Warrant Agreement (the "Warrant Price"), and subject to the vesting provisions set forth below, during the period from the date of this Warrant Agreement until the Expiration Date. The Warrant Certificate shall be dated as of the date of this Warrant Agreement, both upon initial issuance and upon any subsequent assignment, if any, of the Warrant.

            (b) The Warrant Shares shall vest according to the following schedule:

                (1) 100,000 Warrant Shares shall vest as of the date of this Warrant Agreement.

                (2) 50,000 Warrant Shares shall vest upon the market capitalization of the Company's Common Stock, based upon 5,955,000 shares outstanding, equaling at least $100,000,000 for a minimum of five
        (5) consecutive trading days.

                (3) 50,000 Warrant Shares shall vest upon the market capitalization of the Company's Common Stock, based upon 5,955,000 shares outstanding, equaling at least $125,000,000 for a minimum of five
        (5) consecutive trading days.

                (4) 50,000 Warrant Shares shall vest upon the market capitalization of the Company's Common Stock, based upon 5,955,000 shares outstanding, equaling at least $150,000,000 for a minimum of five
        (5) consecutive trading days.

                (5) Upon any termination of the Engagement Agreement in accordance with its terms, any unvested Warrant Shares shall be forfeited and shall no longer be eligible for vesting.

                (6) If, by September 14, 2001, Kriegsman arranges for either (i) a private placement or secondary offering of the Company's securities, or (ii) a sale or merger of the Company, then at the closing of such transaction, any unvested Warrant Shares shall vest.

                (7) If Kriegsman arranges for a strategic alliance, joint venture or a license agreement, or a sale or merger of the Company or any of its product lines, in either case with a party introduced to the Company by Kriegsman, then at the closing of such transaction, any unvested Warrant Shares shall vest.

            SECTION 2. REGISTRATION. The Company shall maintain records for the registration of the Warrant and for the registration of any transfer, if any, of the Warrant. Upon the execution and delivery of this Warrant Agreement by Kriegsman, the Company shall issue to Kriegsman a Warrant Certificate to purchase 250,000 shares of Common Stock and register the Warrant in Kriegsman's name on the Company's records.

            SECTION 3. TRANSFER AND EXCHANGES. The Company shall register the transfer, if any, from time to time, of the outstanding Warrant to transferees or assignees of Kriegsman, upon the records to be maintained by the Company for that purpose pursuant to Section 2 of this Warrant Agreement, upon surrender of the related Warrant Certificate properly endorsed for transfer and accompanied by a properly completed Form of Assignment in the form attached to the Warrant Certificate as Attachment B. Upon each such transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate shall be cancelled by the Company. As a condition to effecting any such transfer, the Company may require the transferee to confirm in writing the agreement of the transferee to be bound by the transfer restrictions set forth in this Section 3 and all other obligations of the Warrant holder set forth in this Warrant Agreement.

            SECTION 4. EXERCISE OF THE WARRANT. (a) Subject to the provisions of this Warrant Agreement, the registered holder of the Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to each such registered holder) prior to the Expiration Date duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, free of all preemptive rights of any shareholder and free of all taxes, liens or charges with respect to the issuance thereof, except that the holder of the Warrant shall pay any such tax due because any shares are issued in a name other than such holder, upon surrender to the Company at its office in Vernon Hills, Illinois, of the related Warrant Certificate, with the form of election to exercise annexed thereto duly completed and executed, and upon payment to the Company of the applicable Warrant Price for each share being purchased. Payment of the Warrant Price shall be made by certified bank check or by wire transfer of immediately available funds to an account designated by the Company in writing upon request by the registered holder of the Warrant. The Warrant may be exercised only for full shares of Common Stock and only in amounts greater than 5,000 Warrant Shares, such number to be subject to adjustment in the manner set forth in Section 5 hereof.

            (b) In addition to the foregoing method of payment in respect of the exercise of the Warrant set forth in the preceding subsection (a), the aggregate Warrant Price may also be paid, at the sole option of the registered holder of the Warrant, by either of the following methods:

                (1) by delivery to the Company (or its designated agent) of an executed irrevocable Warrant exercise form together with irrevocable instructions to a broker-dealer or underwriter in form and substance satisfactory to the Company to sell a sufficient portion of the shares of Common Stock underlying the Warrant and deliver the sale proceeds directly to the Company in payment of the aggregate Warrant Price; or

                (2) by electing a "cashless" exercise in lieu of any cash payment to the Company, by electing to receive such number of Warrant Shares as determined below:

                              A  =  (M - P) x N
                                    ------------
                                       M

                        where:

                              A  =  the number of Warrant Shares to be
                                    received by the registered holder upon the "cashless" exercise.

                              M  =  the fair market value of a share of Common
                                    Stock on the date of exercise (which is the date on which the Warrant Certificate and attached Form of Election to Exercise are delivered to the Company, as set forth in subsection (a) above). If the Common Stock is regularly quoted on a recognized U.S. securities market, then the fair market value of a share of Common Stock shall be the closing price of the Common Stock on the date of exercise; provided, however, that if no closing price is available, then the average of the high bid and the low asked price on that day will be used as its fair market value. In the absence of an established U.S. securities market, the fair market value shall be determined in good faith by the Company's Board of Directors.

                              P  =  the Warrant Price.

                              N  =  the number of Warrant Shares submitted for
                                    exercise, with the maximum number being the number of Warrant Shares for which the Warrant is then exercisable.

            (c) Subject to Section 6 of this Warrant Agreement, upon such surrender of the Warrant for exercise (accompanied by payment of the Warrant Price upon exercise), the Company shall issue and deliver with all reasonable dispatch, and in any event not later than ten (10) business days, to or upon the written order of the registered holder of such Warrant and in such name or names as such registered holder may designate, a certificate for the number of full shares of Common Stock so purchased upon the exercise of such Warrant. Such certificate shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the due surrender of such Warrant.

            SECTION 5. ADJUSTMENT TO EXERCISE PRICE AND NUMBER OF SHARES OF COMMON STOCK. (a) The Warrant Price and the number of Warrant Shares underlying the Warrant shall be subject to adjustment from time to time as hereinafter set forth:

                (1) STOCK DIVIDENDS - SPLIT-UPS. If after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a sub-division or a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock issuable upon exercise of the Warrant shall be increased in proportion to such increase in outstanding shares.

                (2) AGGREGATION OF SHARES. If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock issuable upon exercise of the Warrant shall be decreased in proportion to such decrease in outstanding shares.

                (3) ADJUSTMENTS IN WARRANT PRICE. Whenever the number of the shares of Common Stock issuable upon the exercise of this Warrant is adjusted, as provided in this Section 5(a), then the Warrant Price shall be adjusted (to the nearest cent) by multiplying the Warrant Price in effect immediately prior to such adjustment of the number of shares by a fraction (i) the numerator of which shall be the number of the shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of the shares of Common Stock so purchasable immediately thereafter.

                (4) OTHER DIVIDENDS AND DISTRIBUTIONS. If after the date hereof, the Company pays a dividend or makes another distribution to the holders of shares of Common Stock payable in property other than cash or shares of Common Stock, then in each such event the number of shares of Common Stock the registered holder of this Warrant shall receive, upon exercise hereof, will be adjusted to the number of shares of Common Stock equal to the number that results from multiplying the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such adjustment by a fraction (i) the numerator of which is the fair market value of a share of Common Stock (as determined in good faith by the Board of Directors of the Company) on the record date for such distribution, and (ii) the denominator of which is the fair market value per share of Common Stock less the value (as determined in good faith by the Board of Directors of the Company) of the property so distributed on account of one share of Common Stock. Such adjustment will be made whenever any such distribution is made and will become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                (5) REORGANIZATIONS, ETC. If after the date hereof, any capital reorganization or reclassification of the Common Stock of the Company (other than covered by Sections 5(a)(1) and 5(a)(2) above), or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful, fair and adequate provision shall be made whereby the registered holder of the Warrant shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrant and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities, or assets as may be issuable or payable with respect to or in exchange for the number of shares of Common Stock of the Company equal to the number of shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrant, had such reorganization, reclassification, consolidation, merger, or sale not taken place and in such event, adequate and appropriate provision shall be made with respect to the rights and interests of Kriegsman to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of shares of Common Stock purchasable upon the exercise of the Warrant) shall thereafter be applicable, as nearly as may be, to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof.

            (b) SUPPLEMENTAL WARRANT. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding shares of Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to Kriegsman a supplemental warrant providing that the holder of each Warrant then outstanding shall have the right thereafter (until the Expiration Date) to receive, upon exercise of such supplemental warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger by a holder of the number of shares of Common Stock of the Company for which such Warrant then outstanding might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental Warrant shall provide for adjustments which shall be identical to the adjustments provided in this Section 5. The above provision of this Section shall similarly apply to successive consolidations or mergers.

            SECTION 6. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of shares of Common Stock issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any registration of transfer involved in the issue or delivery of any certificates for shares of Common Stock in a name other than that of the registered holder of the Warrant in respect of which such shares are issued, and in such case the Company shall not be required to issue or deliver any certificate for shares of Common Stock or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

            SECTION 7. MUTILATED OR MISSING WARRANT CERTIFICATE. In case the Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of the substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate evidencing the right to purchase a like number of shares of Common Stock, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory in form and substance to the Company. Applicants for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges (including, without limitation, attorneys fees and expenses) as the Company may prescribe.

            SECTION 8. RESERVATION OF COMMON STOCK. The Company shall at all times prior to the Expiration Date keep reserved, out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the Warrant. The Company agrees that all shares of Common Stock issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such shares, duly authorized, validly issued and outstanding, fully paid and nonassessable, free from preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof, except that holder of the Warrant shall pay any such tax due because any shares are issued in a name other than such holder. A Warrant Certificate surrendered in the exercise of the Warrant shall be cancelled by the Company and such cancelled Warrant Certificate shall constitute sufficient evidence of the number of shares of the Company's Common Stock which have been issued upon the exercise of the Warrant evidenced thereby.

            SECTION 9. DEMAND REGISTRATION. (a) Kriegsman may, upon written notice to the Company at any time following the date of this Warrant Agreement until the Expiration Date, make one request that the Company file with the Securities and Exchange Commission, within sixty (60) days of the delivery of such notice to the Company, a registration statement (a "Demand Registration") on a form satisfactory to the Company to register under the Securities Act of 1933, as amended (the "Securities Act"), the Warrant Shares issued or issuable (whether or not yet vested) by way of exercise of the Warrant ("Registrable Securities"). Notwithstanding the foregoing, Registrable Securities shall not include any securities that may be sold by a person to the public pursuant to Rule 144(k) under the Securities Act during any ninety (90) day period.

            (b) If the Demand Registration is part of or combined with an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range reasonably acceptable to the Company, then the Company will include in such registration
(1) first, the securities the Company proposes to sell, (2) second, the Registrable Securities requested to be included therein and any other securities requested to be included therein by other holders entitled to request inclusion of their securities in such registration, pro rata among the holders of such Registrable Securities and other securities on the basis of the number of Registrable Securities requested to be included therein and any other securities requested to be included therein by other holders entitled to request inclusion of their securities in such registration, and (3) third, other securities requested to be included in such registration.

            (c) If the Demand Registration is part of or combined with an underwritten secondary registration on behalf of holders of the Company's Common Stock, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range reasonably acceptable to the holders initially requesting such registration, then the Company will include in such registration (1) first, the securities requested to be included therein by the holders requesting such registration, and (2) the Registrable Securities and any other securities requested to be included in such registration by other holders entitled to request inclusion of their securities in such registration, pro rata among the holders of such securities on the basis of the number of Registrable Securities requested to be included therein and any other securities requested to be included therein by other holders entitled to request inclusion of their securities in such registration.

            (d) If the number of shares of Registrable Securities actually registered pursuant to the Demand Registration is reduced pursuant to either of subsections (b) or (c) above from the number of shares originally requested to be registered pursuant to subsection (a) above, then Kriegsman shall be permitted, at any time after the date which is ten (10) days after the effective date of the registration statement filed by the Company pursuant to or in connection with the Demand Registration, to make another Demand Registration in accordance with subsection (a) above for such number of shares of Registrable Securities as was originally requested in the prior Demand Registration but which were not actually registered; provided, however, that notwithstanding subsection (a) above, the Company shall file such other registration statement within twenty (20) days of the delivery to the Company of the notice by Kriegsman requesting such other Demand Registration.

            SECTION 10. REGISTRATION PROCEDURES. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Warrant Agreement, the Company will use its reasonable good faith efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will:

            (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its good faith commercially reasonable efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the holders of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed;

            (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than five (5) years from the date of this Warrant Agreement, and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers set forth in such registration statement;

            (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, and the prospectus included in such registration statement (including each preliminary prospectus) as may be reasonably requested by such seller in order to facilitate the disposition of the Registrable Securities owned by such seller;

            (d) use its good faith commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable in order to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the number of shares of Registrable Securities to be so registered or qualified in any such jurisdiction shall not be less than 25,000 shares, and the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

            (e) promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

            (f) use its good faith commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or on the NASDAQ Stock Market on which shares of Common Stock issued by the Company are then listed;

            (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

            (h) subject to obtaining a confidentiality agreement in form and substance reasonably acceptable to the Company, make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other pertinent records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, independent accountants and attorneys to supply all pertinent information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

            (i) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable good faith efforts promptly to obtain the withdrawal of such order.

            SECTION 11. REGISTRATION EXPENSES. All expenses incurred by the Company incident to the Company's performance of or compliance with this Warrant Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and its independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company will be paid by the Company.

            SECTION 12. FRACTIONAL INTERESTS. The Company shall not be required to issue fractions of shares of Common Stock on the exercise of the Warrant and the Company will pay the cash value of any fractions otherwise issuable.

            SECTION 13. NOTICES TO WARRANTHOLDERS. (a) Right to Receive Notice. Nothing herein shall be construed as conferring upon Kriegsman, as a holder of the Warrant, the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrant or its exercise in full, any of the events described in Section 13(b) below shall occur, then, in the event of one or more of said events, the Company shall give written notice of such event at least five (5) business days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

            (b) Events Requiring Notice. The Company shall be required to give the notice described in this Section 13 upon one or more of the following events: (i) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company shall be proposed, or (iv) a sale of all or substantially all of its property, assets and business shall be proposed.

            (c) Notice of Change in Warrant Price. The Company shall, promptly after an event requiring a change in the Warrant Price pursuant to Section 5 hereof, send notice to Kriegsman of such event and change (the "Price Change Notice"). The Price Change Notice shall describe the event causing the change and the method of calculating same in reasonable detail.

            (d) Transmittal of Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and shall be deemed effectively given (1) when delivered personally, (2) when sent by confirmed facsimile if sent during normal business hours of the recipient or, if not, then on the next business day, (3) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (4) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, in each case, addressed as follows:

            (i) If to Kriegsman, to the following address (or as subsequently updated by notice to the Company):

                        The Kriegsman Group
                        11726 San Vicente Boulevard
                        Suite 650
                        Los Angeles, California  90049
                        Telephone:  (310) 826-5449
                        Facsimile:  (310) 826-5529
                        Attention:  Mr. Steven A. Kriegsman
                                    President

                  With a copy to:

                        Troy & Gould, P.C.
                        1801 Century Park East
                        Suite 1600
                        Los Angeles, California  90067
                        Telephone:  (310) 553-4441
                        Facsimile:  (310) 201-4746
                        Attention:  Sanford J. Hillsberg, Esq.

            (ii) If to the Company, to the following address (or such other address as the Company may designate by notice to the Holder):

                        Immtech International, Inc.
                        150 Fairway Drive, Suite 150
                        Vernon Hills, Illinois  60061
                        Telephone:  (847) 573-0033
                        Facsimile:  (847) 573-8288
                        Attention:  T. Stephen Thompson
                                    President and Chief Executive Officer

                  With a copy to:

                        Cadwalader, Wickersham & Taft
                        100 Maiden Lane
                        New York, New York  10038-4892
                        Telephone:  (212) 504-6000
                        Facsimile:  (212) 504-6666
                        Attention:  John F. Fritts, Esq.


            SECTION 14. SUCCESSORS. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or Kriegsman shall bind and inure to the benefit of their respective successors and assigns hereunder.


            SECTION 15. INDEMNIFICATION. (a) The Company and its successors and assigns shall indemnify Kriegsman and any other registered holder of the Registrable Securities, and their respective officers, directors and stockholders with respect to the Registrable Securities to be sold pursuant to any registration statement or prospectus hereunder and each person, if any, who controls Kriegsman (or such other registered holder of the Registrable Securities) within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim) (any and all of the foregoing, a "Claim") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement or prospectus; provided, however, that such indemnification obligation shall not apply to any Claim arising from information furnished to the Company (or its officers, directors or representatives) by or on behalf of Kriegsman or any other registered holder of the Registrable Securities, or their respective officers, directors or stockholders, or any other person, if any, who controls Kriegsman or such other registered holder within the meaning set forth above.

            (b) Kriegsman, its successors and assigns, and each holder of Registrable Securities (on a severally and not jointly basis), shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all Claims (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any Claim) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished to the Company (or its officers, directors, or representatives) by or on behalf of such respective holders, or their successors or assigns.

            SECTION 16. DELAWARE CONTRACT. This Warrant Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of said state.

            SECTION 17. BENEFITS OF THIS WARRANT AGREEMENT. Nothing in this Warrant Agreement shall be construed to give to any person or corporation other than the Company, Kriegsman and each other registered holder of the Warrants or the Registrable Securities any legal or equitable right, remedy or claim under this Warrant Agreement; but this Warrant Agreement shall be for the sole and exclusive benefit of the Company, Kriegsman and each other registered holder of the Warrants or the Registrable Securities.

            SECTION 18. HEADINGS. The headings contained herein are for convenience purposes only, and shall not alter, modify or limit, or be used in construing or interpreting, any of the provisions hereof.

            SECTION 19. COUNTERPARTS. This Warrant Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same document. Counterparts may be delivered by facsimile; provided, however, that the Company and Kriegsman shall each promptly deliver to each other original executed counterparts by overnight delivery service.

      (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS)

            IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the day and year first above written.

                                       IMMTECH INTERNATIONAL, INC.



                                       By:  /s/ T. Stephen Thompson
                                            --------------------------------
                                            Name:   T. Stephen Thompson
                                            Title:  President and CEO


                                       THE KRIEGSMAN GROUP

                                       By:  /s/ Steven A. Kriegsman
                                            --------------------------------
                                            Name:   Steven A. Kriegsman
                                            Title:  President

                                                                       EXHIBIT A

                               WARRANT CERTIFICATE

                                 NO.: 2001-C-001
                           DATED: AS OF MARCH 15, 2001

                  THIS WARRANT CERTIFICATE REPRESENTS WARRANTS
                           TO PURCHASE 250,000 SHARES
                OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF
              IMMTECH INTERNATIONAL, INC., A DELAWARE CORPORATION,
                    AT AN EXERCISE PRICE OF $10.75 PER SHARE
                UNTIL 5:00 P.M. NEW YORK TIME ON MARCH 15, 2006.


            1. This certifies that, for value received, IMMTECH INTERNATIONAL, INC., a Delaware corporation (the "Company"), upon the surrender of this Warrant Certificate to the Company as provided in the Warrant Agreement dated as of March 15, 2001 (as amended, supplemented or modified from time to time, the "Warrant Agreement"), between the Company and The Kriegsman Group, will sell and deliver, or cause to be sold and delivered, to THE KRIEGSMAN GROUP or its registered assigns, subject to the terms and conditions set forth herein and in the Warrant Agreement, one or more certificates for fully paid and nonassessable shares of common stock, par value $.01 per share, of the Company (the "Common Stock") upon payment of the Warrant Price, as defined below, for the Warrant represented hereby which is then exercised; provided, however, that this Warrant Certificate shall be so surrendered on or prior to 5:00 P.M. New York time, on March 15, 2006 (the "Expiration Date"). The warrant price payable on the exercise of each Warrant (the "Warrant Price") shall be $10.75 per share of Common Stock, subject to adjustment as provided in the Warrant Agreement.

            2. As provided in the Warrant Agreement, the Warrant Price is payable, upon the exercise of the Warrant, either by certified bank check, by wire transfer of immediately available funds, or as otherwise provided therein.

            3. Upon the exercise of the Warrant represented by this Warrant Certificate, the Form of Election to Exercise attached hereto as Attachment A must be duly executed and delivered to the Company, with the instructions for the registration and delivery of the certificates representing the shares of the Common Stock properly filled in.

            4. This Warrant Certificate is issued under, and the Warrant represented hereby is subject to, the terms and provisions contained in the Warrant Agreement, all the terms and provisions of which the registered holder of this Warrant Certificate, by acceptance hereof, assents. Reference is hereby made to said Warrant Agreement for a more complete statement of the rights and limitations of rights of the registered holder hereof and the rights and obligations of the Company thereunder. Copies of said Warrant Agreement are on file at the principal office of the Company in Vernon Hills, Illinois.

            5. No fractional shares will be issued upon the exercise of the Warrant represented by this Warrant Certificate and the Company will pay the cash value of any fractions otherwise issuable.

            6. This Warrant Certificate is transferable at the principal office of the Company in Vernon Hills, Illinois, by the registered holder hereof in person or by attorney duly authorized in writing but only in the manner and subject to the terms and provisions contained in the Warrant Agreement, and upon surrender of this Warrant Certificate with the From of Assignment attached hereto as Attachment B filled in and executed. Upon any such transfer, a new Warrant Certificate representing in the aggregate a like number of shares of Common Stock will be issued to the transferee in exchange for this Warrant Certificate.

            7. This Warrant Certificate, when surrendered at the principal office of the Company in Vernon Hills, Illinois, by the registered holder in person or by attorney duly authorized in writing, may be replaced, in the manner and subject to the limitations provided in the Warrant Agreement, by another Warrant Certificate representing in the aggregate a like number of shares of Common Stock.

            8. The holder of this Warrant Certificate shall not be entitled to any of the rights of a stockholder of the Company prior to the exercise hereof and payment in full of the aggregate Warrant Price.

            IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed and delivered.

                                       IMMTECH INTERNATIONAL, INC.



                                       By:
                                           ------------------------------------
                                            Name:   T. Stephen Thompson
                                            Title:  President

                                                                  EXECUTION COPY


                                  ATTACHMENT A
                                  ------------
                                       TO
                               WARRANT CERTIFICATE

                          FORM OF ELECTION TO EXERCISE

To:   IMMTECH INTERNATIONAL, INC.:

            The undersigned hereby irrevocably elects to exercise the within Warrant to purchase _______ shares of Company's common stock, par value $.01 per share (the "Common Stock"), as provided for therein and to pay the aggregate Warrant Price in full by payment of $_______ either by certified bank check enclosed herewith or by wire transfer of immediately available funds to an account designated by the Company. In addition to the foregoing method of payment in respect of the exercise of the Warrant, the aggregate Warrant Price may also be paid by delivery to the Company or its designated agent, together with this executed irrevocable Form of Election to Exercise, of irrevocable instructions to a broker-dealer or underwriter, in form and substance satisfactory to the Company, to (a) sell a sufficient portion of the shares of Common Stock underlying the Warrant such that the net sale proceeds is equal to the aggregate Warrant Price due to the Company, and (b) deliver the net sale proceeds directly to the Company (by certified bank check or by wire transfer) in payment of the aggregate Warrant Price. The undersigned requests that the certificates representing the shares of Common Stock deliverable to the undersigned be issued in the name of:


                         ---------------------------------------
                                  (Name - Please Print)


                         ---------------------------------------
                         (Identifying or Social Security Number)


and be delivered to:_______________________________
                              (Name - Please Print)

at:___________________________________________________________________________
   (Street Address)                    (City)            (State)    (Zip Code)



Name of Warrantholder:____________________________________
                                   (Please Print)

Address:__________________________________________________
                         (Street Address)
        __________________________________________________
        (City)                    (State)       (Zip Code)



Dated:__________________           Signature:

Note: The above signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                 ATTACHMENT B                   EXECUTION COPY
                                 ------------
                                       TO
                               WARRANT CERTIFICATE

                               FORM OF ASSIGNMENT

            FOR VALUE RECEIVED _____________________ hereby sells, assigns and transfers unto _____________________ the within Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint: ____________ attorney, to transfer said Warrant on the books of the within named Corporation, with full power of substitution in the premises.

Dated:_______________________________



Signature:___________________________

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular without alteration or enlargement or any change whatever.

Signature Guaranteed:_______________________________